Exhibit 10.18

ESCROW AGREEMENT

This Escrow Agreement (the “Agreement”) is dated as of _____________, 2007 and is made by and among Palm Desert National Bank (the “Escrow Agent”), US Euro Securities, Inc., a California Corporation (the “Underwriter”), and U.S. Dry Cleaning Corporation, a Delaware corporation (the “Company”).

WHEREAS, the Company proposes to issue up to 3,000,000 units (the “Units”) for aggregate proceeds of $7,500,000 (the “Maximum Amount”), each Unit consisting of one share of the common stock of the Company and one redeemable common stock purchase warrant, in a public offering on a best efforts basis, at the purchase price of $2.50 per Unit (the “Offering”);

WHEREAS, the terms of the Offering provide that all proceeds received from the Offering will be placed into a non-interest-bearing escrow account and not be released to the Company until at least the minimum offering amount of 1,500,000 Units, for aggregate proceeds of $3,750,000 (the “Minimum Amount”), are subscribed for and paid for by the investors (the “Subscribers”) during the time period prescribed for the Offering; and

WHEREAS, the Company and the Underwriter desire that the Escrow Agent be engaged for the purpose of receiving, depositing, and holding in a segregated account all funds received (the “Proceeds”) from the Subscribers in connection with the Offering until such time as such funds are to be released to the Company, the Underwriter, or returned to the Subscribers pursuant to the terms of this Agreement.

NOW, THEREFORE, it is agreed as follows:

Section 1. Appointment of Escrow Agent

The Company hereby appoints the Escrow Agent as escrow agent and custodian for the purposes of this Agreement, and the Escrow Agent accepts such appointment, each upon the terms and subject to the conditions set forth in this Agreement.

Section 2. Establishment of Escrow Account

The Escrow Agent shall, prior to the effective date of the Offering, cause to be opened a fully segregated, escrow account entitled “Palm Desert National Bank for the benefit of U.S. Dry Cleaning Corporation Public Offering Escrow Account” (the “Escrow Account”) for the purpose of holding in trust all Proceeds on behalf of the Company, the Underwriter, and the Subscribers. Checks and wires may come in with unintentional variations on this name such as, PDNB f/b/o USDC or USDC IPO Account or USDC Escrow Account. Any of these names will be deemed acceptable with reference to Sections 3 and Section 4 of this Agreement. The Escrow Agent shall invest funds in a non-interest-bearing Palm Desert National Bank Account, which is FDIC insured "to the fullest extent of the law.". Company acknowledges that the Palm Desert National Bank deposit account is designed to meet the needs of escrow and other corporate trust customers of Palm Desert National Bank.

Section 3. Deposits

(a) The Escrow Agent shall deposit the Proceeds in the Escrow Account on the terms and conditions of this Agreement.

(b) Except as provided herein, the Escrow Agent is not authorized absent the Company’s and the Underwriter’s express written consent to accept instructions under this Agreement from anyone other than both the Company and the Underwriter.

(c) The Company and/or its designees shall, in connection with all Proceeds received under the Offering, instruct each Subscriber to remit the purchase price in the form of checks or wire transfers payable to the Escrow Agent. Checks must list the name of the Subscriber and the Subscriber’s address and telephone number on its face. Checks must be certified if remitted during the last five business days of the offering period. Wire transfers shall be made in Federal Funds transferred as follows:

Palm Desert National Bank
f/b/o US Dry Cleaning Corporation Public Offering Escrow Account
73-745 El Paseo
Palm Desert, CA 92260
Attn: Julie Ortega
ABA #: 122238585
Acct #: 001-097040

Wire transfers must be accompanied by the name of the Subscriber and the Subscriber’s address and telephone number. The Escrow Agent shall deposit promptly into the Escrow Account all of the Proceeds received in accordance herewith.

(d) The Escrow Agent shall furnish to the Company and the Underwriter at least once a day the following information: (i) a copy of the subscription agreements and checks of all Subscribers who have tendered funds; (ii) the proceeds that the Escrow Agent has received from each Subscriber, and (iii) how much of the proceeds are held in good funds.

(e) The Escrow Agent shall notify the Company and the Underwriter of any checks which are received by the Escrow Agent that are made payable to a party other than the Escrow Agent or do not otherwise meet the requirements set forth in Section 3(c) above so that they may contact the Subscriber and take appropriate corrective action. If the Escrow Agent does not receive instructions from the Company or the Underwriter respecting the disposition of said check prior to the close of business on the fifth business day after notifying the Company and the Underwriter of receipt of said check, then the Escrow Agent shall return the funds to the prospective Subscriber.

(f) The Escrow Agent shall notify the Company and the Underwriter in the event that the Escrow Agent receives a wire transfer that does not comport with the requirements set forth in Section 3(c) above. If the Escrow Agent does not receive instructions from the Company or the Underwriter respecting the disposition of said wire prior to the close of business on the fifth business day after notifying the Company and the Underwriter of receipt of said wire, then the Escrow Agent shall return the funds to the prospective Subscriber.

Section 4. Rejection of Subscriptions

Since any subscriptions shall relate to the offering of the Units pursuant to a registration statement declared effective by the Securities and Exchange Commission (“SEC”), it will be presumed that all subscriptions received by the Escrow Agent will be acceptable to the Company. Notwithstanding the foregoing, the terms of the Offering provide that any subscription may be accepted or rejected in whole or in part by the Company or the Underwriter. The Escrow Agent shall furnish to the Company and the Underwriter at least once a week a list containing the names and addresses of Subscribers and the number of Units subscribed for by each Subscriber. With respect to each subscription which is rejected, the Company will notify the Underwriter and the Escrow Agent of such rejection in writing, and upon receipt of such notification, the Escrow Agent will within five business days, assuming the Subscriber’s funds have cleared, issue a check in the amount of the rejected Subscriber’s subscription to the rejected Subscriber.

Section 5. Disbursements from Proceeds

(a) If subscriptions for the Minimum Amount have not been deposited in the Escrow Account and accepted by the Company on or before (i) 60 days after the effective date of the registration statement filed by the Company in connection with the Offering, if the Company has not extended the offering period by up to an additional 60 days; or (ii) in the event that the Company has extended the offering period by up to an additional 60 days, the date on which any such extension of the offering period will end as notified by the Company to the Escrow Agent; or (iii) the date upon which the Company elects to terminate the Offering (the “Termination Date”), then upon instruction by the Company as to the amounts and recipients of the funds then being held in escrow, the Escrow Agent shall terminate the Escrow Account and return the subscription funds to each Subscriber within five business days thereafter.

(b) Upon receipt of (i) at least the Minimum Amount (or such greater amount as the Company may direct in writing) and (ii) receipt of the Escrow Release Letter, in a form substantially similar to Exhibit A attached hereto and incorporated herein by this reference, signed by the Company and Underwriter (the “Escrow Release Letter”) that funds may be released from escrow, the Escrow Agent shall release all of the Proceeds held in the Escrow Account to the Company and the Underwriter in accordance with Section 6.

Section 6. Procedure for Disbursement from the Escrow Account

The Proceeds held in the Escrow Account shall be subject to and distributed in accordance with the following provisions:

(a) The Escrow Agent may act in reliance upon any signature believed by it to be genuine, and may assume that that any person whose name appears on Schedule I, who has been designated by the Company and the Underwriter to give any written instructions, notice or receipt, or make any statements in connection with the provisions hereof has been duly authorized to do so. The Escrow Agent shall have no duty to make inquiry as to the genuineness, accuracy or validity of any statements or instructions or any signatures on statements or instructions. The names and true signatures of each individual authorized to act singly on behalf of the Company and the Underwriter are stated in Schedule I, which is attached hereto and made a part hereof. The Company and the Underwriter may each remove or add one or more of its authorized signatories stated in Schedule I by notifying the Escrow Agent in writing of such change in accordance with this Agreement, which notice shall include the true signature for any new authorized signatories.

(b) If by the Termination Date, the Escrow Agent has not received a Escrow Release Letter for any particular amounts received from Subscribers and deposited in the Escrow Account, the Escrow Agent shall refund all of the Subscribers’ funds in the Escrow Account to the applicable Subscribers not earlier than five business days after the Company and the Underwriter receive written notice from Escrow Agent of Escrow Agent’s intent to return such Subscribers’ funds to the applicable Subscribers.

(c) Upon satisfaction of the applicable requirements of this Section, the Escrow Agent shall transfer by wire or interaccount transfer the Proceeds requested to be transferred on such date as directed in the Escrow Release Letter.

(d) The Escrow Agent does not have any property interest in the funds deposited in the Escrow Account (the “Escrowed Property”) but is serving only as escrow holder and custodian thereof. Upon request, the Company shall pay or reimburse the Escrow Agent for any transfer taxes or other taxes relating to the Escrowed Property incurred in connection herewith and shall indemnify and hold harmless the Escrow Agent for any amounts that it is obligated to pay in the way of such taxes. This paragraph shall survive the termination of this Escrow Agreement or the resignation of the Escrow Agent.

Section 7. Termination of Escrow

The Escrow Account will remain open until the earliest to occur of the following: (i) the release of the Maximum Amount in accordance with Sections 5 and/or 6 of this Agreement; or (ii) the termination of the Offering by the Company. At which time, the Agreement shall terminate and the Escrow Agent shall be relieved of all responsibilities in connection with the Escrowed Property provided for in this Agreement, except for claims that are occasioned by its negligence, bad faith or willful misconduct.

Section 8. Compensation of Escrow Agent.

(a) For its services hereunder, the Escrow Agent shall be entitled to receive from the Company: (i) a fee of $5,000.00 for escrow setup and maintenance upon the execution and delivery of this Agreement, and (ii) reimbursement for any reasonable out-of-pocket expenses incurred by the Escrow Agent in connection with the services provided in accordance with this Agreement and the Escrow Agent’s fee schedule.

(b) The provisions of this Section shall survive the termination of this Agreement and/or the resignation or removal of the Escrow Agent.

Section 9. Responsibilities of Escrow Agent; Notices

(a) The Escrow Agent shall be under no duty to enforce the payment of any subscription for which funds are tendered in connection herewith; provided, however, that the Escrow Agent must inform the Company and Underwriter within five business days in the event that any tendered payment is denied or deemed uncollectible.

(b) The Escrow Agent shall be obligated to perform only such duties as are expressly set forth in this Agreement. No implied covenants or obligations shall be inferred from this Agreement against the Escrow Agent, nor shall the Escrow Agent be bound by the provisions of any agreement with the Company beyond the specific terms hereof.

(c) The Escrow Agent shall not be liable hereunder except for its own gross negligence, bad faith, or willful misconduct and the Company agrees to indemnify the Escrow Agent and hold it harmless as to any loss, liability, or expense, including reasonable attorney’s fees and expenses, incurred without gross negligence, bad faith, or willful misconduct on the part of the Escrow Agent and arising out of or in connection with the Escrow Agent’s duties under this Agreement.

(d) The Escrow Agent shall be entitled to rely upon any order, judgment, certification, instruction, notice, opinion or other writing delivered to it in compliance with the provisions of this Agreement without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of service thereof. The Escrow Agent may act in reliance upon any instrument comporting with the provisions of this Agreement and upon signature believed by it to be genuine and may assume that any person purporting to give notice or receipt or advice or to make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.

(e) The Escrow Agent may at any time request in writing, an instruction in writing from the Company and the Underwriter, and may at its own option include in such request the course of action that the Escrow Agent proposes to take and the date on which it proposes to act, regarding any matter arising in connection with its duties and obligations hereunder. The Escrow Agent shall not be liable for acting without the Company’s and the Underwriter’s consent in accordance with such a proposal on or after the date specified therein, provided that the specified date shall be at least five business days after the Company and the Underwriter receives the Escrow Agent’s request for instructions and its proposed course of action, and provided that, prior to so acting, the Escrow Agent has not received written instructions from the Company and the Underwriter.

(f) The Escrow Agent may act pursuant to the advice of counsel chosen by it with respect to any matter relating to this Agreement.

(g) The Escrow Agent shall not be called upon to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to any securities or other property deposited hereunder.

(h) No provision of this Agreement shall require the Escrow Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.

(i) The Escrow Agent shall be deemed conclusively to have given and delivered any notice required to be given or delivered to the Company and the Underwriter if it is in writing, signed by any one of the Escrow Agent’s authorized officers, five business days after it is deposited in the United States Mail, postage paid, express, registered or certified mail, return receipt requested, or one business day after it is deposited with a recognized national overnight delivery service, addressed to the Company and to the Underwriter at:

U.S. Dry Cleaning Corporation
125 Tahquitz Canyon Way, Suite 203
Palm Springs, CA 92262
Phone: (760) 322-7447
Attention: Chief Executive Officer

US Euro Securities
Attn: Michael Roy Fugler, Chairman
Penthouse Floor
13661 Perdido Key Drive
Perdido Key, FL 32507
Phone: (212) 631-7770

(j) The Escrow Agent shall be deemed conclusively to have received any notice required to be given or delivered to the Escrow Agent if it is in writing, signed by any one of the authorized officers of the Company or Underwriter, when it is hand delivered by an officer of the Company or the Underwriter at or five business days after it is deposited in the United States Mail, postage paid, express, registered or certified mail, return receipt requested, or one business day after it is deposited with a recognized national overnight delivery service, addressed to the Escrow Agent at:

Palm Desert National Bank
73-745 El Paseo
Palm Desert, CA 92260
Attn: Julie Ortega
Phone: (760) 674-1447

(k) The Escrow Agent hereby accepts its obligations under this Agreement, and represents and warrants that the Escrow Agent has the power and legal authority to enter into this Agreement and to perform the Escrow Agent’s obligations under this Agreement. The Escrow Agent covenants and agrees that all Escrowed Property shall be identified as being held in escrow in connection with this Agreement. The Escrow Agent further covenants and agrees that all documents and records with respect to the matters subject to and transactions contemplated by this Agreement will be available, upon reasonable written notice, for examination by the Company, the SEC or any state securities authorities.

(l) The provisions of this Section shall survive termination of this Agreement and/or the resignation or removal of the Escrow Agent.

Section 10. Resignation of Escrow Agent; Successor

Notwithstanding anything to the contrary herein, the Escrow Agent may resign at any time by giving at least 30 days written notice thereof. The Company may remove the Escrow Agent at any time by giving at least 15 days written notice thereof. Within ten days after receiving such notice, the Company shall appoint a successor escrow agent at which time the Escrow Agent shall either (i) distribute as directed by the Escrow Release Letter the funds held in the Escrow Account, less the Escrow Agent’s fees, costs and expenses or other obligations owed to the Escrow Agent, or (ii) hold such funds pending distribution until such fees, costs and expenses or other obligations are paid. If a successor escrow agent has not been appointed or has not accepted such appointment by the end of the ten day period, then the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent or for other appropriate relief, and the costs, expenses and reasonable attorneys fees which the Escrow Agent incurs in connection with such a proceeding shall be paid by the Company.

Section 11. Claims Respecting Funds in Escrow

In the event of any dispute or conflicting claims by, between or among the Company and/or the Underwriter and/or any other person or entity with respect to any Proceeds held in the Escrow Account, the Escrow Agent shall be entitled, at its sole discretion, to refuse to comply with any and all claims, demands or instructions with respect to such Proceeds so long as such dispute or conflict shall continue, and the Escrow Agent shall not be or become liable in any way to the Company for the Escrow Agent’s failure or refusal to comply with such conflicting claims, demands or instructions, except to the extent that such failure would constitute gross negligence, bad faith or willful misconduct on the part of the Escrow Agent. The Escrow Agent shall be entitled to refuse to act until, at its sole discretion, either such conflicting or adverse claims or demands shall have been finally determined in a court of competent jurisdiction or settled by agreement between the conflicting parties as evidenced in writing satisfactory to the Escrow Agent, or the Escrow Agent shall have received security or an indemnity reasonably satisfactory to the Escrow Agent sufficient to hold the Escrow Agent harmless from and against any and all loss, liability or expense which the Escrow Agent may incur by reason of the Escrow Agent’s acting. The Escrow Agent may in addition elect at its sole discretion to commence an interpleader action or seek other judicial relief or order as the Escrow Agent may deem necessary.

Section 12. Dispute Resolution

Except as otherwise provided in this Agreement and except for ancillary measures in aid of arbitration and for proceedings to obtain provisional remedies and interim relief, including, without limitation, injunctive relief, any controversy, dispute or claim between the parties hereto arising out of or in connection with or relating to this Agreement shall be finally settled by arbitration conducted expeditiously in accordance with the Commercial Arbitration Rules then in force of the American Arbitration Association. The situs for any arbitration shall be Palm Springs, California.

Section 13. Extraordinary Expense

(a) It is understood that fees and usual charges agreed upon for the Escrow Agent’s services shall be considered compensation for its services as contemplated by this Agreement, and if the Escrow Agent renders any service not provided for in this Agreement, or if there is any assignment of any interest in the subject matter of this Agreement by the Company, or if there is any modification of this Agreement, or if any controversy arises under this Agreement, or if the Escrow Agent is made a party to any litigation pertaining to this Agreement or the subject matter of this Agreement, then the Escrow Agent shall be reasonably compensated for those extraordinary services and shall be reimbursed for all costs and expenses occasioned by such services, controversy or litigation and the Company hereby promises to pay such sums upon demand.

(b) The provisions of this Section shall survive termination of this Agreement and/or the resignation or removal of the Escrow Agent.

Section 14. Governing Law; Counterparts

This agreement shall be governed by and construed in accordance with the laws of the State of California without reference to its provisions respecting conflicts of laws. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Each of the Parties hereby waives the right to trial by jury and to assert counterclaims in any such proceedings. Each Party waives personal service of process and consents to service of process by certified or registered mail, return receipt requested, directed to it at the address last specified for notices hereunder, and such service shall be deemed completed ten calendar days after the same is so mailed.

Section 15. Maintenance of Record.

The Escrow Agent shall maintain accurate records of all transactions hereunder. Within three business days after the termination of this Agreement, and as may from time to time be reasonably requested by the Company or the Underwriter before such termination, the Escrow Agent shall provide the Company or the Underwriter with a copy of such records, certified by the Escrow Agent to be a complete and accurate account of all transactions hereunder. The authorized representatives of the Company and the Underwriter shall also have access to the Escrow Agent’s books and records to the extent relating to their duties hereunder, during normal business hours and upon reasonable notice to the Escrow Agent.

Section 16. Miscellaneous.

(a) Nothing in this Agreement is intended or shall confer upon anyone other than the parties any legal or equitable right, remedy or claim.

(b) The invalidity of any portion of this Agreement shall not affect the validity of the remainder hereof.

(c) This Agreement is the final integration of the agreement of the parties with respect to the matters covered by it and supersedes any prior understanding or agreement, oral or written, with respect thereto.

(d) The rights and obligations of each party hereto may not be assigned or delegated to any other person without the written consent of the other party hereto. Subject to the foregoing, the terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(e) Escrow Agent shall not incur any liability for not performing any act or fulfilling any duty, obligation or responsibility hereunder by reason of any occurrence beyond the control of Escrow Agent (including but not limited to any act or provision of any present or future law or regulation or governmental authority, any act of God or war, or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility).

(f) In the event any party hereto shall commence legal proceedings against the other to enforce the terms hereof, or to declare rights hereunder, as the result of a breach of any covenant or condition of this Agreement, the prevailing party in any such proceeding shall be entitled to recover from the losing party its costs of suit, including reasonable attorneys' fees, as may be fixed by the court.

(g) The section headings in this Agreement are for the convenience of the parties only, and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties hereto.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

US Euro Securities, Inc.		U.S. Dry Cleaning Corporation

By:	____________________________________	By:	__________________________________
	Name: Michael Roy Fugler		Name: Robert Y. Lee
	Title: Chairman U.S. Dry Cleaning Corporation		Title: Chief Executive Officer

PALM DESERT NATIONAL BANK
as Escrow Agent

By:	_______________________________
Name: Julie K. Ortega
Title: Senior Vice President & Chief Compliance Officer

Schedule I
The Escrow Agent is authorized to accept instructions signed or believed by the Escrow Agent to be signed by any one of the following on behalf of the Company and the Underwriter.

U.S. DRY CLEANING CORPORATION, INC.

Name	True Signature

Robert Y. Lee	_______________________________

US EURO SECURITIES, INC.

Name	True Signature

Michael Roy Fugler